Exhibit 99.1

STAR TRANSPORTATION, INC.

Financial Statements

December 31, 2005 and 2004

(With Independent Auditors' Report Thereon)

STAR TRANSPORTATION, INC.

Table of Contents

Page

Independent Auditors' Report	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders' Equity	4

Statements of Cash Flows	5

Notes to the Financial Statements	6-14

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Star Transportation, Inc.:

We have audited the accompanying balance sheets of Star Transportation, Inc. as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Transportation, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Brentwood, Tennessee
February 7, 2006

STAR TRANSPORTATION, INC.

Balance Sheets

December 31, 2005 and 2004

Assets

	2005	2004
Current assets:
Cash	$4,573,112	$1,480,641
Trade accounts receivable, less allowance for doubtful accounts of $120,500 and $116,707 in 2005 and 2004, respectively	9,825,398	8,758,225
Other receivables	144,170	117,096
Prepaid expenses	1,377,772	1,615,690
Refundable income taxes	-	220,072
Deferred income taxes	105,720	103,000
Assets held for sale	981,174	-

Total current assets	17,007,346	12,294,724

Property and equipment, net	42,193,049	25,293,586
Deposits	158,709	297,410
Other assets	389,076	270,253

	$59,748,180	$38,155,973

Liabilities and Stockholders' Equity

	2005	2004
Current liabilities:
Current installments of long-term debt	$5,882,365	$3,762,939
Trade accounts payable	1,672,221	1,469,947
Accrued expenses and liabilities	3,125,034	3,035,518
Accrued payroll and payroll taxes	1,036,448	1,029,950
Accrued profit sharing contribution	125,000	125,000
Income taxes payable	80,000	-

Total current liabilities	11,921,068	9,423,354

Long-term debt, excluding current installments	23,460,659	10,842,148
Deferred income taxes	1,061,297	564,000
Other long-term liabilities	-	126,723

Total liabilities	36,443,024	20,956,225

Stockholders' equity:
Common stock, no par value; 10,000 shares authorized 4,640 shares issued and outstanding	1,375	1,375
Retained earnings	23,086,538	17,325,096
Accumulated other comprehensive income (loss)	217,243	(126,723)

Total stockholders' equity	23,305,156	17,199,748

	$59,748,180	$38,155,973
See accompanying notes to the financial statements.

STAR TRANSPORTATION, INC.

Statements of Operations

Years ended December 31, 2005 and 2004

	2005	2004
Revenues:
Freight revenue	$85,789,239	$77,970,924
Fuel surcharges	11,083,104	5,268,981

Total revenue	96,872,343	83,239,905

Operating expenses:
Salaries and related payroll taxes	36,316,661	32,788,549
Employee benefits	2,041,684	1,842,666
Fuel, tires and maintenance	29,596,933	21,540,017
General supplies	3,260,862	2,730,953
Taxes and licenses	1,892,429	1,889,250
Insurance	4,695,116	4,279,714
Utilities and communications	858,368	834,789
Depreciation and amortization	5,616,850	3,798,009
Revenue equipment rent	4,488,762	5,781,570
Owner operators	551,393	596,223
Other rent	457,796	327,224
Professional fees	178,720	183,295
Other	137,558	190,240

Total operating expenses	90,093,132	76,782,499

Operating income	6,779,211	6,457,406

Other income (expense):
Interest expense	(1,237,025)	(629,728)
Interest income	75,563	6,203
Loss on sale of property and equipment	(6,275)	(34,966)
Rental income	320,535	223,430
Miscellaneous income	466,818	311,386

Total other expense	(380,384)	(123,675)

Earnings before income taxes	6,398,827	6,333,731

Income tax expense	637,385	194,678

Net earnings	$5,761,442	$6,139,053
See accompanying notes to the financial statements.

STAR TRANSPORTATION, INC.

Statements of Changes in Stockholders' Equity

Years ended December 31, 2005 and 2004

	Common Stock	Retained Earnings	Comprehensive Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity

Balance at December 31, 2003	$1,375	$11,386,043		$(397,489)	$10,989,929

Dividends paid	-	(200,000)			(200,000)

Comprehensive income:
Net earnings	-	6,139,053	$6,139,053	-	6,139,053
Increase in market value of swap contract	-	-	270,766	270,766	270,766
Comprehensive income	-	-	$6,409,819	-	-

Balance at December 31, 2004	1,375	17,325,096		(126,723)	17,199,748

Comprehensive income:
Net earnings	-	5,761,442	$5,761,442	-	5,761,442
Increase in market value of swap contract	-	-	343,966	343,966	343,966
Comprehensive income	-	-	$6,105,408	-	-

Balance at December 31, 2005	$1,375	$23,086,538		$217,243	$23,305,156

See accompanying notes to the financial statements.

STAR TRANSPORTATION, INC.

Statements of Cash Flows

Years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net earnings	$5,761,442	$6,139,053
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	5,616,850	3,798,009
Provision for bad debts	22,443	171,798
Loss on sale of property and equipment	6,275	34,966
Provision for deferred incomes taxes	494,577	219,800

(Increase) decrease in operating assets:
Trade accounts receivable	(1,089,616)	(157,105)
Other receivables	49,643	103,293
Prepaid expenses	237,918	(262,151)
Refundable income taxes	220,072	(220,072)
Deposits	138,701	8,205
Other assets	93,844	(7,000)

Increase (decrease) in operating liabilities:
Trade accounts payable	202,274	729,365
Accrued expenses and liabilities	89,516	631,790
Accrued payroll and payroll taxes	6,498	31,250
Accrued profit sharing contribution	-	-
Income taxes payable	80,000	(116,820)

Total adjustments	6,168,995	4,965,328

Net cash provided by operating activities	11,930,437	11,104,381

Cash flows from investing activities:
Proceeds from sale of property and equipment	700	7,200
Purchases of property and equipment	(22,595,428)	(8,727,491)
Purchase of assets held for sale	(981,174)	-

Net cash used by investing activities	(23,575,902)	(8,720,291)

Cash flows from financing activities:
Proceeds from long-term debt	20,850,277	8,417,398
Payments of long-term debt	(6,112,341)	(9,701,053)
Dividends paid	-	(200,000)

Net cash used by financing activities	14,737,936	(1,483,655)

Increase in cash	3,092,471	900,435

Cash at beginning of year	1,480,641	580,206

Cash at end of year	$4,573,112	$1,480,641
See accompanying notes to the financial statements.

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

(1)     Nature of operations

The Company is a truckload carrier based in Nashville, Tennessee serving customers throughout the continental United States.

(2)    Summary of significant accounting policies

(a)    Receivables and credit policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from invoice date. Certain customers have been granted extended payment terms based on business volume or other considerations. Late or interest charges on delinquent accounts are recorded when collected. The carrying amount of accounts receivable is reduced by a valuation allowance, which reflects management's best estimate of the amounts that will not be collected. The allowance is estimated based on management's knowledge of its customers, historical loss experience and existing economic conditions.

(b)    Property and equipment

Property and equipment is stated at cost. Depreciation and amortization are provided over the assets' estimated useful lives using the straight-line method. Buildings are generally depreciated over forty years while revenue equipment is depreciated over seven to ten years. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term. All other property and equipment is depreciated over three to ten years.

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in operations.

(c)    Self-insurance liabilities

Self-insurance liabilities are based upon loss reports on individual cases and an amount, based on experience, for losses incurred but not reported. Such liabilities are necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the liabilities are continually reviewed, with any adjustments necessary reflected in the year of determination.

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

(d)    Income taxes

The Company has elected to be taxed as a Subchapter "S" corporation for federal income tax purposes. As such, all federal taxable income and losses pass through to the individual stockholders for inclusion in their personal income tax returns and the Company recognizes only state income taxes in the financial statements.

The amount provided for state income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted tax laws.

(e)    Revenue recognition

Revenue is recognized when the goods transported by the Company are picked up for delivery. Revenue and associated costs for goods delivered but not billed at year-end are estimated based on related miles and other factors.

(f)    Realization of long-lived assets

Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management's estimate of the recoverability of these assets.

(g)    Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(h)    Derivative instruments

The Company uses derivatives to manage risks related to interest rate movements. Interest rate swap contracts designated and qualifying as cash flow hedges are reported at fair value. The gain or loss on the effective portion of the hedge initially is included as a component of other comprehensive income and is subsequently reclassified into earnings when interest on the related debt is paid. The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge. The Company's interest rate risk management strategy is to stabilize cash flow requirements by maintaining interest rate swap contracts to convert variable-rate debt to a fixed rate.

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

(i)    Reclassifications

Certain reclassifications have been made to the financial statements. These reclassifications have no effect on net earnings or retained earnings as previously reported.

(3)    Credit risk and other concentrations

The Company generally maintains cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

The majority of the Company's revenues are from various companies for trucking services. Accordingly, substantially all trade accounts receivable are due from such customers. Credit losses have consistently been within management's expectations.

During 2005 and 2004, the Company purchased materials, primarily tractor fuel, from one vendor totaling approximately 33% and 24%, respectively, of total non-wage related disbursements.

(4)    Assets held for sale

The Company has 24 units of revenue equipment at December 31, 2005 that have been classified as assets held for sale. The Company has an agreement with a vendor that will require the vendor to repurchase the revenue equipment at the stated price of $41,500 per unit less a $.05 per mile charge for mileage in excess of 550,000 and less a $500 monthly fee for each month the Company retains the revenue equipment during the rollout period (generally November 2005 through May 2006). The revenue equipment is carried at its current net realizable value determined as the stated sales prices less excess mileage and monthly rollout fees incurred through December 31, 2005.

(5)    Property and equipment

A summary of property and equipment, net as of December 31, 2005 and 2004 is as follows:

	2005	2004

Land	$1,093,544	$1,093,544
Buildings and improvements	3,980,138	3,847,138
Revenue equipment	55,451,947	34,776,272
Computer equipment	1,748,442	1,670,071
Furniture and fixtures	369,111	341,272
Automobiles	488,912	444,275

	63,132,094	42,172,572
Accumulated depreciation	(20,939,045)	(16,878,986)

	$42,193,049	$25,293,586

In the normal course of business, management expects to purchase or lease significant amounts of new equipment each year.

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

(6)    Long-term debt

A summary of long-term debt as of December 31, 2005 and 2004 is as follows:

	2005	2004
Note payable to Bank of America, N.A. due in monthly principal installments of $76,360, plus interest at LIBOR plus .75% (5.11% as of December 31, 2005) through December 2008, with remaining principal due in lump sum; secured by certain revenue equipment.	$4,734,291	$5,650,605

Notes payable to Bank of America, N.A. due in monthly principal installments aggregating $83,913, plus interest at LIBOR plus .75% (5.11% as of December 31, 2005) through dates ranging from October 2008 through October 2009, with remaining principal due in lump sum; secured by certain revenue equipment.	4,534,596	7,143,685

Note payable to Bank of America, N.A. due in monthly principal installments of $57,807, plus interest at LIBOR plus .75% (5.11% as of December 31, 2005) through July 2010, with remaining principal due in lump sum; secured by certain revenue equipment.	4,566,722	328,150

Note payable to AmSouth Bank due in monthly principal installments of $272,045, plus interest at LIBOR plus .75% (5.11% as of December 31, 2005) through September 2010, with remaining principal due in lump sum; secured by certain revenue equipment.	15,506,538	-

Other notes payable due in monthly installments aggregating approximately $900, with various maturity dates; secured by vehicles.	877	19,872

Notes repaid during the year.	-	1,462,775

Total long-term debt	29,343,024	14,605,087

Less current installments	5,882,365	3,762,939

Long-term debt, excluding current installments	$23,460,659	$10,842,148

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

A summary of future maturities of long-term debt as of December 31, 2005 is as follows:

Year	Amount

2006	$5,882,365
2007	5,881,488
2008	7,792,429
2009	5,546,334
2010	4,240,408

$29,343,024

The provisions of the debt agreements place certain restrictions and limitations upon the Company. These include maintenance of specified financial ratios and restrictions or limitations on the payment of dividends, capital expenditures, advances to related parties and affiliates, investments, sales or rentals of property, and additional borrowings.

To minimize the effect of changes in LIBOR, the Company entered into an interest rate swap contract in a prior year which was classified as a cash flow hedge. Under the swap contract the Company paid interest at a fixed rate of 6.51% and received interest at a variable rate of LIBOR plus 1.25%. This agreement terminated in August 2005 and had a notional amount of $5,000,000.

In 2004, the Company entered into an interest rate swap contract which is classified as a cash flow hedge. Under the swap contract the Company pays interest at a fixed rate of 5.36% and receives interest at a variable rate of LIBOR plus 1.25% (5.61% as of December 31, 2005). This agreement became effective in September 2005 and terminates in September 2010 and has a notional amount of $15,441,490.

Notional amounts do not quantify risk or represent assets or liabilities of the Company, but are used in the determination of cash settlements under the contract.

(7)    Profit-sharing plan

The Company sponsors a contributory profit-sharing plan covering substantially all employees. Company contributions are made at management's discretion. The Company made contributions of $125,000 to the plan for 2005 and 2004.

(8)    Self-insurance reserves

Prior to January 1, 2003, the Company was self-insured for employee health insurance benefits up to $75,000 per insured with no aggregate exposure. For claims incurred from January 1, 2003 to December 31, 2005, the Company is self-insured up to $100,000 with an aggregate specific exposure of $75,000 for 2005 and 2004.

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

The Company is self-insured for property and liability losses up to $250,000 per occurrence for claims incurred prior to November 13, 1997 and for any amounts greater than $20,000,000 per occurrence. For claims incurred after November 12, 1997, the Company is no longer self-insured for property and liability losses but maintained a deductible amount of $50,000 through November 13, 1999 and $100,000 until November 12, 2001. For claims incurred after November 12, 2001 through November 12, 2003, the Company's deductible is $250,000. For claims incurred after November 12, 2003, the Company is self-insured up to $250,000 with an aggregate exposure ranging from $2,000,000 at September 16, 2002 to $10,000,000 at December 31, 2005.

The Company is self-insured for worker's compensation claims up to $250,000 per occurrence for claims incurred prior to November 13, 1997. For claims incurred after November 12, 1997, the Company is no longer self-insured for worker's compensation but maintained a deductible amount of $50,000 through November 13, 1999. The deductible was increased to $100,000 for claims incurred between November 13, 1999 and November 12, 2000 and $150,000 for claims incurred between November 13, 2000 and November 12, 2001. Effective November 13, 2001, the deductible was increased to $250,000.

For claims incurred between November 13, 2000 and November 12, 2001 where both worker's compensation and property and liability are involved, a basket deductible of $150,000 per occurrence applies.

The Company is self-insured for cargo loss and damage up to $100,000 per occurrence and $20,000,000 in aggregate for claims incurred prior to November 12, 2001. For cargo loss and damage claims incurred after November 12, 2001 through October 7, 2002, the Company is self-insured. For cargo loss and damage claims incurred after this date, the Company is self-insured up to $100,000 per occurrence and $500,000 in aggregate with re-insurance for claims exceeding $100,000 up to $500,000.

(9)    Income taxes

The provision for income taxes during 2005 and 2004 is as follows:

	2005	2004

Current tax expense (benefit)	$142,808	$(25,122)
Deferred tax expense	494,577	219,800

	$637,385	$194,678

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

Net deferred income taxes in the balance sheet as of December 31, 2005 and 2004 include the following amounts of deferred income tax assets and liability:

	Current	Long-term	Total

		2005

Deferred income tax assets	$174,634	$-	$174,634
Deferred income tax liability	(68,914)	(1,061,297)	(1,130,211)

Net	$105,720	$(1,061,297)	$(955,577)

		2004

Deferred income tax assets	$194,000	$-	$194,000
Deferred income tax liability	(91,000)	(564,000)	(655,000)

Net	$103,000	$(564,000)	$(461,000)

Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. The deferred income tax assets result primarily from the allowance for doubtful accounts, self-insurance accruals, accrued stockholder bonus and accrued vacation pay not deductible until paid for income tax purposes. The deferred income tax liability results primarily from the use of accelerated methods of depreciation of property and equipment for income tax purposes.

(10)         Lease commitments

The Company leases buildings and equipment under operating leases. The Company also utilizes revenue equipment under short-term leases. Rent expense under these leases amounted to approximately $4,950,000 and $6,110,000 in 2005 and 2004, respectively. Related party rent included in these totals amounted to approximately $8,700 in 2005 and $22,000 in 2004. A summary of approximate future minimum payments under these leases as of December 31, 2005 is as follows:

Amount

2006	$2,116,000
2007	488,000

$2,604,000

It is expected that in the normal course of business, leases that expire will be renewed, replaced by other leases, or replaced by purchased assets.

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

(11)         Contingent liabilities

There are legal proceedings pending against the Company related to product liability, workers compensation and auto claims. These are covered under the Company's self-insurance plan and through excess coverage insurance. In the opinion of management, any liabilities in excess of such insurance would not have a material adverse effect on the Company's financial position.

As these matters develop, it is reasonably possible management's estimate of their effect could change and an accrual for additional liabilities could be required.

The Company is contingently liable under standby letters of credit totaling approximately $3,000,000 at December 31, 2005, which have been provided to insurance companies related to workers' compensation and property and liability self-insurance. These letters of credit have been granted for security to the insurance companies that provide claims administration services.

(12)         Related party transactions

Related party transactions at December 31, 2005 and 2004 include the following:

	2005	2004

Trade accounts receivable:
AJA South Star Logistics, LLC	$-	$683,248

Other receivables:
Star Holdings, LLC	$6,615	$-
Star Logistics, LLC	$1,056	$-

(13)         Supplemental disclosures of cash flow statement information

	2005	2004

Interest paid	$1,178,327	$631,376

Income taxes paid (refunded), net	$(157,264)	$311,770

During 2005, one of the Company's tractors was destroyed by fire. The tractor was insured and the expected insurance reimbursement is estimated to be equal to the net book value of the asset as of the date of the accident. Accordingly, the net book value totaling $76,717 has been removed from property and equipment and reflected as another receivable.

In accounting for its interest rate swap contract at fair value, the Company recognized a decrease in other long-term liabilities of $126,723, an increase in other assets of $217,243, and an increase in other comprehensive income of $343,966 in 2005. During 2004, the Company recognized a decrease in other long-term liabilities and an increase in other comprehensive income of $270,766.

STAR TRANSPORTATION, INC.

Notes to the Financial Statements

December 31, 2005 and 2004

(14)         Asset acquisition

During July 2005, the Company acquired certain operating assets consisting of trailers from Camp Transportation, Inc. for a purchase price of $746,000. In conjunction with the purchase, the Company entered into a noncompete agreement which prohibits the seller's management from directly or indirectly competing with the Company in the trucking industry within the state of Florida or any state contiguous to Florida. The acquisition was accounted for under the purchase method and operations of the acquired assets were included in the statement of operations since the date of acquisition.

As part of the acquisition from Camp Transportation, Inc., the Company also entered into certain compensation agreements with the seller. Under these agreements, the Company is obligated to pay the seller a maximum amount of $100,000 in fifty-two equal weekly installments. In addition, the Company is obligated to pay the seller a $1,000 bonus for each "seated" unit in operation on the 30-day, 90-day and one year anniversaries of the purchase date contingent upon the existence of a minimum number of "seated" units in operation when the payment is due.

(15)         Event (Unaudited) Subsequent to Date of the Independent Auditors Report

In September 2006, all of the outstanding stock of the Company was acquired by Covenant Transport, Inc. ("Covenant") for approximately $39 million pursuant to the terms of a Stock Purchase Agreement in a transaction to be accounted for as a purchase by Covenant.

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